[LOGO OF           Investing                          [PHOTO OF HEAD OF STATUE
EATON VANCE        for the                            OF LIBERTY APPEARS HERE]
MUTUAL FUNDS       21st
APPEARS HERE]      Century



   Annual Report December 31, 1998

                                    BELAIR CAPITAL
                                      FUND LLC

[PHOTO OF STREET SIGN OF
WALL STREET APPEARS HERE]

                                     Eaton Vance
                         Global Management-Global Distribution


[PHOTO OF CALCULATOR            [PHOTO OF TAX FORM
APPEARS HERE]                   1120 APPEARS HERE]

Belair Capital Fund LLC as of December 31, 1998

LETTER TO SHAREHOLDERS

The Belair Capital Fund LLC (the "Fund") achieved a total return of 17.1% during the period from its inception on February 6, 1998 until December 31, 1998. This return reflects an increase in the Fund's net asset value per share from $100.00 to $116.66, and the payment of an income distribution of $0.43 per share at the conclusion of the year. For comparison, the S&P 500, an unmanaged index commonly used to measure the performance of U.S. stocks, had a total return of 24.3% over the same period.*

This year, U.S. equity market leadership came principally from the very largest capitalization stocks that dominate the S&P 500 and to a lesser extent, the holdings of Tax-Managed Growth Portfolio (the "Portfolio"). During 1998, more than half of the returns of the S&P 500 came from just 15 stocks - each of which is a mega-cap stock with a market value of more than $60 billion. Of the 500 stocks in the Index, fewer than 145 stocks did as well as the Index itself and a majority of Index stocks underperformed the Index by more than 20%. Rarely has the leadership in the U.S. stock market been as narrow as it was in 1998.

After an impressive rally in the first half of 1998, the market posted heavy losses from August to early October, then performed strongly in the fourth quarter. Investor confidence, bolstered by the Federal Reserve Board's interest rate cuts, modest economic growth, and low inflation, kept stock prices moving upward. The four-year period ending in 1998 marked the first time in history that the S&P 500 achieved four consecutive years of annual total returns of at least 20%.

Volatility and narrow leadership were also characteristics of the fixed income markets in 1998. The Fund participates in fixed income investments through its portfolio of Partnership Preference Units issued by operating partnerships affiliated with publicly-traded REITs. As described in the Fund's semi-annual report and the third quarter investment update, the Fund's performance during the year was negatively affected by markdowns in the valuation of its holdings of Partnership Preference Units and the associated interest rate swap agreements. On a combined basis, the Fund's Partnership Preference Units and interest rate swaps generally decline in value when credit spreads widen (as fixed income markets grow more risk-averse) and generally increase in value when credit spreads tighten. Although still wider than normal, by the end of the year credit spreads had begun to narrow after widening precipitously in the third quarter in reaction to financial turmoil in Russia and other economic hot spots around the globe.

During the fourth quarter of 1998, the Fund organized a subsidiary, Belair Real Estate Corporation ("BREC"), to hold the Fund's investments in Partnership Preference Units. BREC is a Delaware corporation that has been organized and intends to operate in such a manner as to qualify for taxation as a REIT. The Fund owns 100% of the common stock issued by BREC and intends to hold all of BREC's common stock at all times. Holding its investments in Partnership Preference Units through a REIT subsidiary offers two advantages to the Fund and its Shareholders. First, BREC may be able to acquire Partnership Preference Units from more issuers than the Fund could invest in directly. Second, the state tax filing requirements and payments obligations for various states that apply to Shareholders as a result of the Fund investing directly in Partnership Preference Units can generally be avoided if the Fund's real estate investments are held through BREC.

For BREC to qualify as a REIT, it must be beneficially owned in the aggregate by 100 or more persons. BREC has satisfied this requirement by issuing to the Fund approximately 2,100 shares of 8% preferred stock with a liquidation preference of $100 per share, and by the Fund in turn donating 20 shares of such preferred stock to up to 105 (currently 103) charitable organizations. The donation of approximately $210,000 of preferred stock is an expense of the Fund. Eaton Vance believes that the costs of organizing BREC and of qualifying BREC as a REIT are small in relation to the associated benefits, and that holding the Partnership Preference Units through BREC will result in net cost savings over time for the Fund and its Shareholders.

Looking ahead to 1999, the factors that precipitated the turbulence in 1998 remain present. While volatility in the markets can be troubling, Eaton Vance believes that, as a normal and healthy part of the investment process, market fluctuations present good opportunities for long-term investors. We continue to believe that the Fund is well-positioned to achieve strong after-tax performance over the long term.

                            Eaton Vance Management
                               February 9, 1998

*It is not possible to invest directly in an Index.

Belair Capital Fund LLC as of December 31, 1998

MANAGEMENT DISCUSSION

An interview with Duncan W. Richardson, Vice President and Portfolio Manager of Belair Capital Fund LLC and Tax-Managed Growth Portfolio

[PHOTO OF DUNCAN W. RICHARDSON, PORTFOLIO MANAGER APPEARS HERE]
Duncan W. Richardson
Portfolio Manager

Q: Duncan, what can you tell us about the extreme highs and lows of the stock market over the past year?

A: The market volatility that began in 1997 was amplified in 1998. At this time last year, we were concerned that the Asian economies would be collapsing. That fear turned out to be well-founded, but the U.S. market rallied dramatically between January and April. An already high valuation range for stocks was stretched to historic levels. With higher valuation levels comes higher risk. In this environment, any external shock can have an amplified effect on the market.

     We have seen overreactions to political developments, the economic slowdowns overseas, the risk of currency devaluations, and the deflationary threat. All have swung the market wildly in the last several months.

Q:   How did Tax-Managed Growth Portfolio perform in this context?

A: Overall, we have continued to do quite well despite increasing volatility in the marketplace. Year in and year out, our goal is to be in the top quintile of pre-tax performance for all growth funds, and the top decile for after-tax performance.

     For the year, our performance was below that of the S&P 500 but still better than that of most competitive funds. 1998 was a year in which market leadership was concentrated in a handful of very large capitalization stocks that have major weightings in the S&P 500 index. Portfolios such as ours that had smaller weightings in the very largest companies had a hard time keeping up with the S&P 500. No doubt our more diversified, more valuation-sensitive approach hurt us in terms of relative performance in 1998. But we think our less risky approach is likely to continue working very well over the long term.

Q:   Is there one factor that drives the performance of this Portfolio?

A: The performance of the Portfolio can't be attributed to one particular stock or one particular sector. How the Portfolio performs depends more on our ability to correctly evaluate the earnings potential of scores of quality growth companies. We have an extremely well-seasoned team of analysts, averaging 16 years of experience in their areas of research. Strong research is central to Eaton Vance's fundamental approach to growth stock investing.

     As a growth fund, we look for companies with a history of strong earnings and future growth potential. We are disciplined and don't want to overpay for earnings that might not be delivered. The turbulent economic environment around the world puts corporate earnings at risk. Companies have been lowering their guidance for earnings, and as a result there have been some dramatic devaluations of individual stocks and sectors. We have used this near-term fear and uncertainty to our advantage, taking the opportunity to buy when our favored stocks were "on sale."

Q:   How do you decide when to sell a stock?

A: Our "selling discipline" is a key factor in the success of our management style. As a rule, we seek to avoid selling highly appreciated securities that would result in capital gains. Generally, if the market price of a purchased stock in the Portfolio has underperformed by 10% or more from our tax cost, we will consider selling the stock and taking a loss. This is a good investment practice to preserve capital.

     Selling an underperforming stock gives us a better perspective from which to reevaluate both our original investment case and the company's current fundamentals. Often, with emotion-driven volatility, we've had opportunities to buy back a stock at a lower price than where we sold it. We generally want to own stocks for a minimum of five years, so we can easily sit out of an investment for 30 days. Our selling discipline helps keep the Portfolio in the right investments at the right prices and adds to the tax efficiency of our results.

Belair Capital Fund LLC as of December 31, 1998

MANAGEMENT DISCUSSION

Q:   What about a selling discipline for your "winners"?

A: As I said, we try not to sell highly appreciated securities that would result in capital gains. That said, if an individual stock grows to become too large a portion of the Portfolio, or if there has been a deterioration in the company's fundamentals, I will generally try to lower the exposure of the Portfolio to that stock. We make every effort to ensure any gains taken are from the most favorable tax lots. This is to minimize any annual distributions to our shareholders.

Q: Earlier you referred to the Portfolio being more diversified than some of its competitors. Would you elaborate?

A: Certainly. There are other funds that focus more on specific sectors and have higher concentrations in individual stocks. However, we don't radically overweight or underweight any particular sector, and our top holdings have been less concentrated versus other funds. We view diversification as a partial shock absorber. Equity investors must take some market risk in order to participate in the higher returns equities can offer, but my mantra for this Portfolio is "No unnecessary risks."We attempt to minimize our stock-specific and sector-specific risks.

     Another factor distinguishes this Portfolio from passively managed index funds and other "momentum"-style funds. A passive fund "automatically" buys securities based on market capitalizations, without regard to fundamentals or prices. Our active management style allows us to try to take advantage of market volatility, rather than become a victim of it.

Q: What can you tell us about one of the Portfolio's top holdings, Automatic Data Processing, Inc.?

A: This is a great example of a growth stock. We believe that over the long haul, stock prices follow earnings. ADP has one of the best track records for double-digit earnings growth, and we believe that the earnings stream will continue to grow. As a long-term investor, that's exactly what we're looking for. In addition, as a tax-conscious investor, we love this company because we can use a buy-and-hold forever strategy. As long as the company's growth continues, we will remain as investors. While the stock has done well, at less than 2% of the Portfolio, I'm not yet worried about too much stock-specific risk in Automatic Data, especially since its fundamentals have remained on track.

Q:   What do you see happening in the year ahead?

A: Historically high valuations and the dominance of many passive and short-term investors in the market should ensure continued volatility. We continue to anticipate a levelling off of equity market returns to the historic average of 10% per year. It's important to remember that stock prices will reflect the earnings power of individual companies, and evaluating these earnings, not predicting markets, is our main focus.

     We expect that downside earnings surprises will continue to play a role through 1999, especially in certain industries as companies spend an increasing amount to fix the Year 2000 computer problem. There are a number of other potentially negative influences on corporate earnings that will require constant monitoring by our research staff. Overall, we will aim to keep the Portfolio's volatility low through its diversified structure and our buy and sell disciplines.

Belair Capital Fund LLC as of December 31, 1998

PORTFOLIO OF INVESTMENTS


Investment in Belvedere Capital Fund
Company LLC -- 79.0%

Security                                             Shares       Value
--------------------------------------------------------------------------------
Investment in Belvedere Capital Fund
Company LLC (Belvedere Capital)                      13,523,464   $2,004,500,206
--------------------------------------------------------------------------------

Total Investment in Belvedere Capital
    (identified cost $1,742,223,436)                              $2,004,500,206
--------------------------------------------------------------------------------

Partnership Preference Units -- 21.0%

Security                                             Units        Value
--------------------------------------------------------------------------------
AMB Property II, L.P. (Delaware Limited
Partnership affiliate of AMB, Property
Corporation), 8.75% Series C Cumulative
Redeemable Preferred Units, Callable
from 11/24/03+                                         1,720,000  $   88,752,000

CP Limited Partnership (Maryland Limited
Partnership affiliate of Chateau Communities,
Inc.), 8.125% Series A Cumulative Redeemable
Preferred Units, Callable from 4/20/03+                1,060,000      51,200,120

Essex Portfolio L.P. (California Limited
Partnership affiliate of Essex Property
Trust, Inc.), 7.875% Series B Cumulative
Redeemable Preferred Units, Callable from
2/6/03+                                                1,600,000      72,787,200

Essex Portfolio L.P. (California Limited
Partnership affiliate of Essex Property
Trust, Inc.), 9.125% Series C Cumulative
Redeemable Preferred Units, Callable from
11/24/03+                                                 80,000       4,148,800

Kilroy Realty, L.P. (Delaware Limited
Partnership affiliate of Kilroy Realty
Corporation), 8.075% Series A Cumulative
Redeemable Preferred Units, Callable from
2/6/03+                                                1,500,000      68,049,000

Kilroy Realty, L.P. (Delaware Limited
Partnership affiliate of Kilroy Realty
Corporation), 9.375% Series C Cumulative
Redeemable Preferred Units, Callable from
11/24/03+                                                225,000      11,664,000

National Golf Operating Partnership,
L.P.(Delaware Limited Partnership
affiliate of National Golf Properties,
Inc.), 8% Series A Cumulative Redeemable
Preferred Units, Callable from 3/4/03+                 1,030,000      46,292,320

Prentiss Properties Acquisition
Partners, L.P. (Delaware Limited
Partnership affiliate of Prentiss
Properties Trust), 8.30% Series B
Cumulative Redeemable Perpetual
Preferred Units, Callable from 6/25/03+                1,375,000      65,656,250

Regency Centers, L.P. (Delaware Limited
Partnership affiliate of Regency Realty
Corporation), 8.125% Series A Cumulative
Redeemable Preferred Units, Callable from
6/25/03+ (1)                                           1,600,000      74,498,586

Spieker Properties, L.P. (California
Limited Partnership affiliate of Spieker
Properties, Inc.), 7.6875% Series D
Cumulative Redeemable Preferred Units,
Callable from 4/20/03+                                 1,050,000      48,190,800
--------------------------------------------------------------------------------

Total Partnership Preference Units
    (identified cost $562,000,000)                                $  531,239,076
--------------------------------------------------------------------------------

Total Investments -- 100.0%
    (identified cost $2,304,223,436)                              $2,535,739,282
--------------------------------------------------------------------------------
+ Security exempt from registration under the Securities Act of 1933.  At
  December 31, 1998, the value of these securities totaled $531,239,076, or 21% of investments.

(1) Security valued at fair value using methods determined in good faith by the Investment Adviser.

                        See notes to financial statements

Belair Capital Fund LLC as of December 31, 1998

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Statement of Assets and Liabilities


As of December 31, 1998
Assets
--------------------------------------------------------------------------------
Investments, at value (identified cost $2,304,223,436)          $2,535,739,282
Cash                                                                 2,711,580
Deferred organization expenses                                         508,884
Dividends receivable                                                 1,008,985
--------------------------------------------------------------------------------
Total assets                                                    $2,539,968,731
--------------------------------------------------------------------------------


Liabilities
--------------------------------------------------------------------------------
Loan payable                                                    $  583,000,000
Payable for open swaps contracts                                    18,155,651
Other accrued expenses
     Interest expense                                                4,926,762
     Other accrued expenses                                          1,037,946
--------------------------------------------------------------------------------
Total liabilities                                               $  607,120,359
--------------------------------------------------------------------------------
Net Assets for 16,568,833 shares outstanding                    $1,932,848,372
--------------------------------------------------------------------------------


Sources of Net Assets
--------------------------------------------------------------------------------
Paid-in capital                                                 $1,779,879,517
Accumulated net realized loss on investments
    (computed on the basis of identified cost)                     (55,088,152)
Accumulated distributions in excess of net investment
    income                                                          (5,303,188)
Net unrealized appreciation of investments (computed
    on the basis of identified cost)                               213,360,195
--------------------------------------------------------------------------------
Total                                                           $1,932,848,372
--------------------------------------------------------------------------------


Net Asset Value and Redemption
Price Per Share
--------------------------------------------------------------------------------
($1,932,848,372 / 16,568,833 shares outstanding)                $       116.66
--------------------------------------------------------------------------------

Consolidated Statement of Operations


For the Period Ended
December 31, 1998*
Investment Income
--------------------------------------------------------------------------------
Dividends allocated from Belvedere Capital (net of
    foreign taxes, $143,058)                                    $   12,990,583
Interest allocated from Belvedere Capital                            3,092,488
Expenses allocated from Belvedere Capital                           (8,389,441)
--------------------------------------------------------------------------------
Net investment income allocated from Belvedere Capital          $    7,693,630
Dividends from partnership preference units                         27,046,398
--------------------------------------------------------------------------------
Total investment income                                         $   34,740,028
--------------------------------------------------------------------------------


Expenses
--------------------------------------------------------------------------------
Investment adviser fee                                          $    3,925,054
Service fees                                                           550,623
Interest expense                                                    24,793,685
Interest expense on swap contracts                                   2,271,157
Legal and accounting services                                          870,618
Amortization of organization expenses                                  116,907
Custodian and transfer agent fees                                       42,258
Printing and postage                                                    17,866
Miscellaneous                                                          345,359
--------------------------------------------------------------------------------
Total expenses                                                  $   32,933,527
--------------------------------------------------------------------------------

Net investment income                                           $    1,806,501
--------------------------------------------------------------------------------


Realized and Unrealized
Gain (Loss)
--------------------------------------------------------------------------------
Net realized gain (loss) --
    Investment transactions from Belvedere Capital
        (identified cost basis)                                 $  (46,063,908)
    Investment transactions in partnership
        preference units (identified cost basis)                    (7,709,060)
    Investment transactions in copper and aluminum                  (1,315,184)
--------------------------------------------------------------------------------
Net realized loss                                               $  (55,088,152)
--------------------------------------------------------------------------------
Change in unrealized appreciation (depreciation) --
    Investment in Belvedere Capital (identified
        cost basis)                                             $  262,276,770
    Investments in partnership preference units
        (identified cost basis)                                    (30,760,924)
    Interest rate swap contracts                                   (18,155,651)
--------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)            $  213,360,195
--------------------------------------------------------------------------------

Net realized and unrealized gain                                $  158,272,043
--------------------------------------------------------------------------------

Net increase in net assets from operations                      $  160,078,544
--------------------------------------------------------------------------------
* For the period from the start of business, February 6, 1998, to December 31, 1998.



                        See notes to financial statements

Belair Capital Fund LLC as of December 31, 1998

CONSOLIDATED FINANCIAL STATEMENTS CONT'D

Consolidated Statement of Changes in Net Assets Consolidated Statement of Cash Flows


Increase (Decrease)                                                Period Ended
in Net Assets                                                December 31, 1998*
--------------------------------------------------------------------------------
Net investment income                                        $        1,806,501
Net realized loss                                                   (55,088,152)
Net change in unrealized appreciation                               213,360,195
--------------------------------------------------------------------------------
Net increase in net assets from operations                   $      160,078,544
--------------------------------------------------------------------------------
Transactions in Fund shares --
  Investment securities and cash contributed                 $    1,848,834,256
  Less - Selling commissions                                         (8,445,747)
--------------------------------------------------------------------------------
  Net contributions                                          $    1,840,388,509
  Net asset value of shares issued to shareholders
  in payment of distributions declared                                4,012,014
  Net asset value of shares redeemed                                (64,531,106)
--------------------------------------------------------------------------------
Net increase in net assets from Fund
    share transactions                                       $    1,779,869,417
--------------------------------------------------------------------------------

Distributions to shareholders                                $       (7,109,689)
--------------------------------------------------------------------------------

Net increase in net assets                                   $    1,932,838,272
--------------------------------------------------------------------------------


Net Assets
--------------------------------------------------------------------------------
At beginning of period                                       $           10,100
--------------------------------------------------------------------------------
At end of period                                             $    1,932,848,372
--------------------------------------------------------------------------------



Accumulated distributions in
excess of net investment income
included in net assets
--------------------------------------------------------------------------------
At end of period                                             $       (5,303,188)
--------------------------------------------------------------------------------
* For the period from the start of business, February 6, 1998, to December 31, 1998.


Increase (Decrease)                                        For the Period Ended
in Cash                                                      December 31, 1998*
--------------------------------------------------------------------------------
Cash Flows From (For) Operating Activities --
Net investment income                                        $        1,806,501
Adjustment to reconcile net investment income to net
  cash flows from operations --
  Amortization of organization expense                                  116,907
  Net investment income allocated from Belvedere Capital             (7,693,630)
  Increase in dividends receivable                                   (1,008,985)
  Payment of organization expenses                                     (106,125)
  Increase in interest payable for open swap contracts                  720,561
  Increase in accrued interest and accrued
      operating expenses                                              4,724,481
  Purchase of partner preference units, copper and aluminum        (704,785,863)
  Sale of partner preference units, copper and aluminum
      at proceeds                                                   133,761,619
  Net decrease in investment in Belvedere Capital                    16,045,885
--------------------------------------------------------------------------------
Net cash flows used for operating activities                 $     (556,418,649)
--------------------------------------------------------------------------------
Cash Flows From (For) Financing Activities --
    Proceeds of loan                                         $      583,000,000
    Contribution from Manager                                           100,000
    Payments on behalf of investors (selling commissions)            (8,445,747)
    Payments for Fund shares redeemed                               (12,436,449)
    Distributions paid                                               (3,097,675)
--------------------------------------------------------------------------------
Net cash flows from financing activities                     $      559,120,129
--------------------------------------------------------------------------------

Net increase in cash                                         $        2,701,480
--------------------------------------------------------------------------------

Cash at Beginning of Period                                  $           10,100
--------------------------------------------------------------------------------

Cash at End of Period                                        $        2,711,580
--------------------------------------------------------------------------------


Supplemental Disclosure and Non-cash Investing
and Financing Activities
--------------------------------------------------------------------------------
Securities contributed by Shareholders, invested
    in Belvedere Capital                                     $    1,848,734,256
Unrealized appreciation of investments and open
    swap contracts                                           $      213,360,195
Interest paid for loan                                       $       20,587,484
Interest paid for swap contracts                             $        1,550,596
Market value of securities distributed in payment
    of redemptions                                           $       52,094,657
--------------------------------------------------------------------------------

* For the period from the start of business, February 6, 1998, to December 31, 1998.

                        See notes to financial statements

Belair Capital Fund LLC as of December 31, 1998

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 Significant Accounting Policies
  ------------------------------------------------------------------------------
  Belair Capital Fund LLC (Belair Capital) is organized as a Massachusetts limited liability company to offer diversification and tax-sensitive investment management to persons holding large and concentrated positions in equity securities of selected publicly-traded companies. The investment objective of Belair Capital is to achieve long-term, after-tax returns for Shareholders. Belair Capital pursues this objective primarily by investing indirectly in Tax-Managed Growth Portfolio (the Portfolio), a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended. The Portfolio is organized as a trust under the laws of the state of New York. Belair Capital maintains its investment in the Portfolio by investing in Belvedere Capital Fund Company LLC (Belvedere Capital), a separate Massachusetts limited liability company that invests exclusively in the Portfolio. The performance of Belair Capital and Belvedere Capital are directly and substantially affected by the performance of the Portfolio. Separate from its investment in the Portfolio through Belvedere Capital, the Fund invests indirectly in income-producing, preferred equity interests in real estate operating partnerships (partnership preference units) affiliated with publicly-traded real estate investment trusts (REITs). Belair Capital's investment in partnership preference units is achieved through its investment in Belair Real Estate Corporation (BREC). BREC is a Delaware corporation that has been organized and intends to operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code. At December 31, 1998, BREC was a wholly-owned subsidiary of the Fund.

  The accompanying consolidated financial statements include the accounts of Belair Capital and BREC (collectively, the Fund). All material intercompany accounts and transactions have been eliminated. For informational purposes, the Portfolio's audited schedule of investments as well as an unaudited summary of its operations are included with these consolidated financial statements (see Note 8).

  The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its consolidated financial statements.

  A Investment Security Costs -- The Fund's investment assets were principally acquired on February 6, 1998, April 20, 1998 and June 25, 1998 through contributions of common stock by Shareholders in exchange for Shares of the Fund and in private purchases of partnership preference units, copper and aluminum. The Fund immediately exchanged the contributed securities into Belvedere Capital for shares thereof, and Belvedere Capital, in turn, immediately thereafter exchanged the contributed securities into the Portfolio for an interest in the Portfolio. The cost at which the Fund's investments are carried on the books and in the financial statements is the value of the contributed securities as of the close of business on the day prior to their contribution to the Fund and, in the case of purchased securities, the acquisition price thereof. The initial tax basis of the Fund's investment in the Portfolio through Belvedere Capital is the same as the contributing Shareholders' basis in securities and cash contributed to the Fund. The initial tax basis of securities purchased by the Fund is the purchase cost. As of December 31, 1998 the aggregate tax basis of the Fund's investments was $615,960,955.

  B Investment Valuations -- The Fund's investments consist of partnership preference units and shares of Belvedere Capital. Belvedere Capital's exclusive investment is an interest in the Portfolio, the value of which is derived from a proportional interest therein. Additionally, the Fund has entered into interest rate swap contracts (see Note 7). The valuation policy that follows is applicable to the assets of the Fund, Belvedere Capital and the Portfolio. Marketable securities, including options, that are listed on foreign or U.S. securities exchanges or in the NASDAQ National Market System are valued at closing sale prices, on the exchange where such securities are principally traded. Futures positions on securities or currencies are generally valued at closing settlement prices. Unlisted or listed securities for which closing sale prices are not available are valued at the mean between the latest bid and asked prices. Short-term debt securities with a remaining maturity of 60 days or less are valued at amortized cost, which approximates value. Other fixed income and debt securities, including listed securities and securities for which price quotations are available, will normally be valued on the basis of valuations furnished by a pricing service. Investments held by the Portfolio for which valuations or market quotations are unavailable are valued at fair value using methods determined in good faith by or at the direction of the Trustees. Investments held by the Fund for which valuations or market quotations are unavailable are valued at fair value using methods determined in good faith by the Investment Adviser. Interest rate swap contracts are valued by obtaining dealer or counterparty quotes.

Belair Capital Fund LLC as of December 31, 1998

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS CONT'D


  C Income -- Dividend income is recorded on the ex-dividend date and interest income is recorded on the accrual basis. Belvedere Capital's net investment income or loss consists of Belvedere Capital's pro-rata share of the net investment income of the Portfolio, less all actual or accrued expenses of Belvedere Capital, determined in accordance with generally accepted accounting principles. The Fund's net investment income or loss consists of the Fund's pro-rata share of the net investment income of Belvedere Capital, plus all income earned on the Fund's direct investments, less all actual and accrued expenses of the Fund determined in accordance with generally accepted accounting principles.

  D Income Taxes -- Belair Capital, Belvedere Capital and the Portfolio are treated as partnerships for federal income tax purposes. As a result, Belair Capital, Belvedere Capital and the Portfolio do not incur federal income tax liability, and the shareholders and partners thereof are individually responsible for taxes on items of partnership income, gain, loss, and deduction. BREC expects to qualify as a REIT under the Internal Revenue Code of 1986, as amended. BREC will generally not be subject to federal income tax to the extent that it distributes its earnings to its shareholders and maintains its qualification as a REIT.

  E Deferred Organization Expenses -- Costs incurred by Belair Capital in connection with its organization are being amortized on a straight-line basis over five years. Costs incurred in connection with the organization of BREC are expensed as incurred.

  F Interest Rate Swaps -- The Fund has entered into interest rate swap agreements with respect to its borrowings and investments in fixed-rate partnership preference units. Pursuant to these agreements, the Fund makes quarterly payments to the counterparty at predetermined fixed rates, in exchange for floating-rate payments from the counterparty at a predetermined spread to three-month LIBOR, based on notional values approximately equal to the Fund's acquisition cost for the fixed-rate partnership preference units. During the terms of the outstanding swap agreements, changes in the underlying values of the swaps are recorded as unrealized gains or losses. The Fund is exposed to credit loss in the event of non-performance by the swap counterparty. However, the Fund does not anticipate non-performance by the counterparty.

  G Written Options -- The Portfolio and the Fund may write listed and over-the-counter call options on individual securities, on baskets of securities and on stock market indices. Upon the writing of a call option, an amount equal to the premium received by the Portfolio or Fund is included in the Statement of Assets and Liabilities as a liability. The amount of the liability is subsequently marked-to-market to reflect the current value of the option written in accordance with the investment valuation policies discussed above. Premiums received from writing options which expire are treated as realized gains. Premiums received from writing options which are exercised or are closed are added to or offset against the proceeds or amount paid on the transaction to determine the realized gain or loss. The Portfolio or Fund as a writer of an option may have no control over whether the underlying securities may be sold and as a result bears the market risk of an unfavorable change in the price of the securities underlying the written option.

  H Purchased Options -- Upon the purchase of a put option, the premium paid by the Portfolio or Fund is included in the Statement of Assets and Liabilities as an investment. The amount of the investment is subsequently marked-to-market to reflect the current market value of the option purchased, in accordance with the investment valuation policies discussed above. If an option which the Portfolio or Fund has purchased expires on the stipulated expiration date, the Portfolio or Fund will realize a loss in the amount of the cost of the option. If the Portfolio or Fund enters into a closing sale transaction, the Portfolio or Fund will realize a gain or loss, depending on whether the sales proceeds from the closing sale transaction are greater or less than the cost of the option. If the Portfolio or Fund exercises a put option, it will realize a gain or loss from the sale of the underlying security and the proceeds from such sale will be decreased by the premium originally paid.

  I Other -- Investment transactions are accounted for on a trade date basis.

  J Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

Belair Capital Fund LLC as of December 31, 1998

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS CONT'D


2 Distributions to Shareholders
  ------------------------------------------------------------------------------
  The Fund Belair Capital intends to make annual income distributions approximately equal to the amount of its net investment income, if any, and annual capital gains distributions equal to approximately 22% of the amount of its net realized capital gains, if any, other than precontribution gains allocated to a shareholder in connection with a tender offer or other extraordinary corporate event with respect to a security contributed by such shareholder, for which no capital gain distribution will be made. In addition, whenever a distribution in respect of a precontribution gain is made, the Fund intends to make a supplemental distribution to compensate shareholders receiving such distributions for taxes that may be due in connection with the precontribution gain and supplemental distributions.

3 Shareholder Transactions
  ------------------------------------------------------------------------------
  The Fund may issue an unlimited number of full and fractional shares. Transactions in Fund shares during the period from the start of business, February 6, 1998, to December 31, 1998, including contributions of securities and cash in exchange for shares of the Fund were as follows:

                                                         Period Ended
                                                         December 31, 1998*
  ------------------------------------------------------------------------------
   Issued at fund closings                                       17,179,862
   Reinvestments                                                     34,610
   Redemptions                                                     (645,740)
  ------------------------------------------------------------------------------
   Net increase                                                  16,568,732
  ------------------------------------------------------------------------------
  * For the period from the start of business, February 6, 1998, to December 31, 1998.

  Redemptions of shares held less than three years are generally subject to a redemption fee of 1% of the net asset value of shares redeemed. The redemption fee is paid to the Investment Adviser by the Fund on behalf of the redeeming Shareholder. No charge is levied on redemptions of shares acquired through the reinvestment of distributions, shares redeemed in connection with a Tender Security or shares redeemed following the death of all of the initial holders of the shares redeemed. In addition, no fee applies to redemptions by a Shareholder, who, during any 12-month period, redeem less than 8% of the total number of shares held by the Shareholder as of the beginning of the 12-month period. For the period from the start of business, February 6, 1998, to December 31, 1998, the Investment Adviser received $440,451 in redemption fees. In connection with the offering of shares, Eaton Vance Distributors, Inc. (EVD), the Placement Agent, received $8,445,747 in selling commissions paid by the Fund on behalf of shareholders. EVD, in turn, paid this amount to the applicable subagent on behalf of shareholder investing in the Fund through such subagent. In addition, Boston Management and Research (BMR), the investment adviser of the Fund and the Portfolio, made payments to subagents from its own resources totaling $18,442,498, equal to 1.0% of the value of investments in the Fund made through subagents.

4 Investment Transactions
  ------------------------------------------------------------------------------
  Increases and decreases of the Fund's investment in Belvedere Capital for the period from the start of business, February 6, 1998, to December 31, 1998 aggregated $1,875,207,010 and $102,953,409, respectively. Purchases and sales of other investments (partnership preference units, copper and aluminum) aggregated $704,785,863 and $133,761,619, respectively, during the period. Sales of other investments during the period include the sale of partnership preference units with a value on the date sold of $86,540,940 to Belcrest Capital Fund LLC, a fund similar to the Fund that is sponsored by Eaton Vance Management. In addition, investments were distributed in payment of Fund shares redeemed resulting in realized capital gains of $4,147,939 for book purposes.

5 Management Fee and Other Transactions With Affiliates
  ------------------------------------------------------------------------------
  The Fund and the Portfolio have engaged Boston Management and Research (BMR), a wholly-owned subsidiary of Eaton Vance Management (EVM) as investment adviser. Under the terms of the advisory agreement with the Portfolio, BMR receives a monthly fee of 5/96 of 1% (0.625% annually) of the average daily net assets of the Portfolio up to $500,000,000 and at reduced rates as daily net assets exceed that level. For the period from the Fund's start of business, February 6, 1998, to December 31, 1998 the advisory fee applicable to the Portfolio was 0.478% of average net assets for such period. Belvedere Capital's allocated portion of the advisory fee amounted to $11,018,954, of which $5,878,535 was allocated to the Fund, for the period from the start of business, February 6, 1998, to December 31, 1998. In addition, Belair Capital pays BMR a monthly advisory and administrative fee of 1/20 of 1% (0.60% annually) of the average daily gross investment assets of Belair Capital

Belair Capital Fund LLC as of December 31, 1998

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS CONT'D


  (including the value of all assets of Belair Capital other than Belair Capital's investment in BREC, minus the sum of Belair Capital's liabilities other than the principal amount of money borrowed) and BREC pays BMR a monthly management fee at a rate of 1/20th of 1% (equivalent to 0.60% annually) of its average gross investment assets (including the value of all assets of BREC, minus the sum of BREC's liabilities other than any liability with respect to Belair Capital's Credit Facility). The advisory fee payable by the Portfolio in respect of the Fund's indirect investment in the Portfolio is credited toward the Fund's advisory and administrative fee payment. For the period from the start of business, February 6, 1998, to December 31, 1998 the advisory and administrative fee payable to BMR by the Fund, less the Fund's allocated share of the Portfolio's advisory fee, totaled $3,925,054.

  Eaton Vance Management (EVM) serves as manager of the Fund and receives no separate compensation for services provided in such capacity.

  Pursuant to a servicing agreement between Belvedere Capital and Eaton Vance Distributors, Inc. (EVD), Belvedere Capital pays a servicing fee to EVD for providing certain services and information to shareholders. The servicing fee is paid on a quarterly basis at an annual rate of 0.15% of Belvedere Capital's average daily net assets and totaled $3,540,070 for the period from the Fund's start of business, February 6, 1998, to December 31, 1998, of which $1,954,668 was allocated to Belair Capital. Pursuant to a servicing agreement between Belair Capital and EVD, Belair Capital pays a servicing fee to EVD on a quarterly basis at an annual rate of 0.20% of Belair Capital's average daily net assets, less the Belair Capital's allocated share of the servicing fee payable by Belvedere Capital. For the period from the start of business, February 6, 1998, to December 31, 1998 the servicing fee paid directly by Belair Capital totaled $550,623. For shares sold through a subagent, EVD intends to assign servicing responsibilities and fees to the applicable subagent beginning twelve months after the issuance of Fund shares to such persons.

6 Credit Facility
  ------------------------------------------------------------------------------
  The Fund has obtained a $600,000,000 Credit Facility with a term of seven years from Merrill Lynch International Bank Limited. The Fund's obligations under the Credit Facility are secured by a pledge of its assets. Interest on borrowed funds is based on the prevailing LIBOR rate for the respective interest period plus a spread of 0.45% per annum. The Fund may borrow for interest periods of one month to five years. In addition, the Fund pays a commitment fee at a rate of 0.10% per annum on the unused amount of the loan commitment. Initial borrowings have been used to purchase qualifying assets (partnership preference units, copper and aluminum) to pay selling commissions and organizational expenses, and to provide for the short-term liquidity needs of the Fund. Additional borrowings under the Credit Facility may be made in the future for these purposes. At December 31, 1998, amounts outstanding under the Credit Facility totaled $583,000,000.

7 Interest Rate Swap Agreements
  ------------------------------------------------------------------------------
  The Fund has entered into interest rate swap agreements with Merrill Lynch Capital Services, Inc., with respect to each of its holdings of partnership preference units and the associated borrowings. Under such agreements, the Fund has agreed to pay a fixed rate of interest in exchange for a floating rate of interest. The notional or contractual amounts of these instruments may not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these investments is meaningful only when considered in conjunction with all related assets, liabilities and agreements. The Fund has the right to terminate the interest rate swap agreements beginning in the first half of 2003, at dates corresponding approximately to the initial call dates of the partnership preference units held by the Fund.


          Notional                            Initial
          Amount                              Optional
Effective  (000's       Fixed      Floating  Termination  Maturity   Unrealized
Date      omitted)       Rate        Rate       Date        Date    Depreciation
--------------------------------------------------------------------------------
2/98   $   60,000       6.72%     Libor+.45%    2/03        2/05     $1,845,506
2/98      120,000       6.715%    Libor+.45%    2/03        2/05      3,665,804
4/98       50,000       6.84%     Libor+.45%    2/03        2/05      1,788,985
4/98      150,000       6.835%    Libor+.45%    4/03        4/05      5,584,296
6/98       20,000       6.67%     Libor+.45%    6/03        2/05        620,177
6/98       75,000       6.68%     Libor+.45%    6/03        2/05      2,358,284
6/98       80,000       6.595%    Libor+.45%    6/03        2/05      2,219,084

8 Indirect Investment in Portfolio
  ------------------------------------------------------------------------------
  Belvedere Capital's interest in the Portfolio at December 31, 1998, was $3,771,343,746, representing 43.3% of the Portfolio's net assets. The Fund's investment in Belvedere Capital at December 31, 1998 was $2,004,500,206, representing

Belair Capital Fund LLC as of December 31, 1998

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS CONT'D


  53.2% of Belvedere Capital's net assets. Investment income allocated to Belvedere Capital from the Portfolio for the period from the Fund's start of business, February 6, 1998, to December 31, 1998 totaled $29,675,606, of which $16,083,071 was allocated to the Fund. Expenses allocated to Belvedere Capital from the Portfolio for the period from the Fund's start of business, February 6, 1998, to December 31, 1998 totaled $11,539,531, of which $6,305,794 was allocated to the Fund. Belvedere Capital allocated additional expenses to the Fund of $2,083,647 for the period from the Fund's start of business, February 6, 1998, to December 31, 1998, representing $128,979 of operating expenses and $1,954,668 of service fees (see Note 5).

  A summary of the Portfolio's Statement of Assets and Liabilities, at December 31, 1998, and its operations for the period from the Fund's start of business, February 6, 1998 to December 31, 1998 follows:

   Investments, at value                                    $ 8,713,317,160
   Other Assets                                                   7,040,200
   ----------------------------------------------------------------------------
   Total Assets                                             $ 8,720,357,360
   Total Liabilities                                             15,498,025
   ----------------------------------------------------------------------------

   Net Assets                                               $ 8,704,859,335
   ----------------------------------------------------------------------------
   Dividends and interest                                   $    70,963,640
   ----------------------------------------------------------------------------

   Investment adviser fee (Note 5)                               26,313,762
   Other expenses                                                 1,306,076
   ----------------------------------------------------------------------------

   Total expenses                                           $    27,619,838
   ----------------------------------------------------------------------------

   Net investment income                                    $    43,343,802

   Net realized losses                                          (69,097,723)
   Net unrealized gains                                       1,226,948,293
   ----------------------------------------------------------------------------

   Net increase in net assets from operations               $ 1,201,194,372
   ----------------------------------------------------------------------------

Tax-Managed Growth Portfolio as of December 31, 1998

PORTFOLIO OF INVESTMENTS

Common Stocks-- 94.7%


Security                             Shares                Value
--------------------------------------------------------------------------

Advertising and Marketing Services -- 2.6%
--------------------------------------------------------------------------
ACNielsen Corp.(1)                      45,668             $   1,290,121
Advo, Inc.(1)                          170,000                 4,483,750
Harte-Hanks Communications, Inc.       144,604                 4,121,214
Interpublic Group of Companies, Inc.   582,138                46,425,506
Omnicom Group, Inc.                  2,298,418               133,308,243
R.H. Donelley Corp.                      8,153                   118,728
Snyder Communications, Inc.(1)(2)      442,500                14,929,397
Snyder Communications, Inc.(1)(2)       40,000                 1,348,875
TMP Worldwide, Inc.(1)                  43,000                 1,806,000
True North Communications, Inc.         93,000                 2,499,375
True North Communications, Inc.(2)     200,000                 5,358,248
WPP Group PLC                          488,000                 2,969,626
Young and Rubicam, Inc.(1)             186,000                 6,021,750
--------------------------------------------------------------------------
                                                           $ 224,680,833
--------------------------------------------------------------------------

Aerospace and Defense -- 0.2%
--------------------------------------------------------------------------
Allied Signal, Inc.                     25,000             $   1,107,813
Boeing Company (The)                   228,127                 7,442,643
Raytheon Co., Class B                  213,564                11,372,283
--------------------------------------------------------------------------
                                                           $  19,922,739
--------------------------------------------------------------------------

Apparel & Textiles -- 0.0%
--------------------------------------------------------------------------
Unifi, Inc.                             50,000             $     978,125
--------------------------------------------------------------------------
                                                           $     978,125
--------------------------------------------------------------------------

Auto and Parts -- 0.9%
--------------------------------------------------------------------------
Aftermarket Technology Corp.(1)(2)      46,000             $     361,767
Borg-Warner Automotive, Inc.           225,000                12,557,813
DaimlerChrysler(1)                      19,952                 1,916,639
Ford Motor Co.                          32,000                 1,878,000
General Motors Corp.                     3,969                   284,032
Genuine Parts Co.                      147,059                 4,917,285
Harley-Davidson, Inc.                    1,000                    47,375
Magna International, Inc., Class A     875,000                54,250,000
Meritor Automotive, Inc.                61,133                 1,295,255
SPX Corp.(1)                            47,862                 3,206,754
TRW, Inc.                                2,000                   112,375
--------------------------------------------------------------------------
                                                           $  80,827,295
--------------------------------------------------------------------------

Banks - Money Center -- 0.1%
--------------------------------------------------------------------------
Bank of Montreal                        36,650             $   1,470,581
Chase Manhattan Corp.                   78,566                 5,347,398
Morgan (J.P.) & Co., Inc.                1,000                   105,063
National Westminster Bank PLC            8,753                 1,037,231
--------------------------------------------------------------------------
                                                           $   7,960,273
--------------------------------------------------------------------------

Banks - Regional -- 5.4%
--------------------------------------------------------------------------
AmSouth Bancorporation                  27,492             $   1,254,323
Bank of Granite Corp.                   22,500                   621,563
Bank of New York Co., Inc. (The)       245,144                 9,867,046
Bank One Corp.                         839,254                42,854,407
Bank United Corp.                       65,000                 2,551,250
BankAmerica Corp.                      611,569                36,770,586
BankBoston Corp.                     1,502,000                58,484,125
BB&T Corp.                              66,470                 2,679,572
City National Corp.                    100,000                 4,162,500
Colonial Bancgroup, Inc. (The)         310,822                 3,729,864
Comerica, Inc.                         100,779                 6,871,868
Community First Bancshares, Inc.       296,000                 6,234,500
Community First Bancshares, Inc.(2)     72,000                 1,514,604
Compass Bancshares, Inc.               171,112                 6,512,951
Crestar Financial Corp.                 83,348                 6,001,056
Fifth Third Bancorp                    126,710                 9,036,007
First Citizens BancShares, Inc.         47,900                 4,311,000
First Tennessee National Corp.          33,488                 1,274,637
First Union Corp.                    1,054,655                64,136,206
Fleet Financial Group, Inc.            114,972                 5,137,811
Golden West Financial Corp.              7,000                   641,813
Keycorp                                422,594                13,523,008
Marshall and Ilsley Corp.               20,000                 1,168,750
Mellon Bank Corp.                       16,000                 1,100,000
Mercantile Bancorporation, Inc.        168,462                 7,770,310
National City Corp.                     90,150                 6,535,875
National Commerce Bancorporation(2)    159,632                 3,002,076
Northern Trust Corp.                   181,898                15,881,969
Old Kent Financial Corp.                33,000                 1,534,500
PNC Bank Corp.                          62,502                 3,382,921
Regions Financial Corp.                 49,300                 1,987,406
Southwest Bancorporation of
 Texas, Inc.(1)                          7,688                   137,423
Sovereign Bancorp., Inc.               366,000                 5,215,500
Summit Bancorp.                         21,000                   917,438
SunTrust Banks, Inc.                       480                    36,720


                       See notes to financial statements

Tax-Managed Growth Portfolio as of December 31, 1998

PORTFOLIO OF INVESTMENTS CONT'D


Security                              Shares               Value
--------------------------------------------------------------------------

Banks - Regional (continued)
--------------------------------------------------------------------------
Synovus Financial                       41,776             $   1,018,290
U.S. Bancorp.                          155,474                 5,519,327
Union Planters Corp.                    56,875                 2,577,148
Valley National Bancorp.               230,863                 6,507,451
Wachovia Corp.                          37,199                 3,252,588
Washington Mutual, Inc.                143,506                 5,480,135
Wells Fargo & Co.                    2,714,048               108,392,291
Westamerica Bancorporation              82,596                 3,035,403
Zions Bancorporation                    20,000                 1,247,500
--------------------------------------------------------------------------
                                                           $ 473,871,718
--------------------------------------------------------------------------

Beverages -- 1.5%
--------------------------------------------------------------------------
Anheuser-Busch Cos., Inc.              546,465             $  35,861,766
Coca-Cola Company (The)                612,666                40,972,039
PepsiCo, Inc.                        1,343,931                55,017,175
--------------------------------------------------------------------------
                                                           $ 131,850,980
--------------------------------------------------------------------------

Broadcasting and Cable -- 1.5%
--------------------------------------------------------------------------
Clear Channel Communications, Inc.(1)  108,600             $   5,918,700
Comcast Corp., Class A                  62,500                 3,667,969
Cox Communications, Inc., Class A(1)   193,319                13,363,176
Infinity Broadcasting Corp.(1)          34,500                   944,438
Liberty Media Group, Class A(1)         91,828                 4,229,827
MediaOne Group, Inc.(1)              1,259,024                59,174,128
Tele-Communications, Inc., Series
 A(1)                                  546,073                30,204,663
Univision Communications, Inc.(1)      200,649                 7,260,986
Univision Communications, Inc.(1)(2)   183,556                 6,634,130
--------------------------------------------------------------------------
                                                           $ 131,398,017
--------------------------------------------------------------------------

Building Materials and Tools -- 0.5%
--------------------------------------------------------------------------
American Standard Companies, Inc.(1)   172,899             $   6,224,364
CRH PLC                                258,294                 4,443,380
Interface, Inc.                        484,412                 4,495,973
Masco Corp.                            228,662                 6,574,033
Sherwin-Williams Co. (The)              44,670                 1,312,181
Snap-On, Inc.                           44,444                 1,547,207
Valspar Corp.                          620,000                23,133,750
Walter Industries, Inc.(1)               1,000                    15,313
--------------------------------------------------------------------------
                                                           $  47,746,201
--------------------------------------------------------------------------

Business Services - Miscellaneous -- 1.0%
--------------------------------------------------------------------------
Cintas Corp.                           131,244             $   9,244,499
Corrections Corporation of America(1)   97,310                 1,715,089
Fair, Issac and Co., Inc.               88,828                 4,102,743
Fair, Issac and Co., Inc.(2)           150,000                 6,922,352
Half (Robert) International, Inc.(1)     1,800                    80,438
Manpower, Inc.                         110,000                 2,770,625
Metzler Group, Inc. (The)(1)           314,880                15,330,720
Metzler Group, Inc. (The)(1)(2)        273,312                13,291,353
Navigant International, Inc.(1)         59,631                   458,413
Romac International, Inc.(1)(2)         45,546                 1,013,061
ServiceMaster Co.                      515,201                11,366,622
Staff Leasing, Inc.(1)                  78,125                   908,203
Staff Leasing, Inc.(1)(2)               78,125                   906,992
Sylvan Learning Systems, Inc.(1)       509,469                15,538,805
Viad Corp.                              40,314                 1,224,538
--------------------------------------------------------------------------
                                                           $  84,874,453
--------------------------------------------------------------------------

Chemicals -- 0.8%
--------------------------------------------------------------------------
Bayer AG ADR                            40,000             $   1,670,348
Dow Chemical Co. (The)                  21,318                 1,938,606
DuPont (E.I.) de Nemours & Co.         223,800                11,875,388
Eastman Chemical Co.                       123                     5,504
Monsanto Co.                         1,142,240                54,256,400
Octel Corp.(1)                           8,322                   115,468
Solutia, Inc.                          200,336                 4,482,518
--------------------------------------------------------------------------
                                                           $  74,344,232
--------------------------------------------------------------------------

Communications Equipment -- 2.0%
--------------------------------------------------------------------------
3Com Corp.(1)                          902,883             $  40,460,444
Ascend Communications, Inc.(1)          11,000                   723,250
Comverse Technology, Inc.(1)           100,000                 7,100,000
Dialogic Corp.(1)                       80,000                 1,572,504
General Cable Corp.                      3,000                    61,500
General Motors Corp., Class H(1)       300,000                11,906,250
L.M. Ericsson Telephone Co., ADR       452,000                10,819,750
Lucent Technologies, Inc.               19,369                 2,130,590
Nokia Corp., Class A ADR               644,720                77,648,464
Northern Telecom Ltd. ADR              138,263                 6,930,433
PairGain Technologies, Inc.(1)         350,581                 2,695,091
Salient 3 Communications, Inc.,
 Class A                                78,125                   712,891
Tellabs, Inc.(1)                       151,623                10,395,652
--------------------------------------------------------------------------
                                                           $ 173,156,819
--------------------------------------------------------------------------

                       See notes to financial statements

Tax-Managed Growth Portfolio as of December 31, 1998

PORTFOLIO OF INVESTMENTS CONT'D


Security                              Shares               Value
--------------------------------------------------------------------------

Communications Services -- 1.9%
--------------------------------------------------------------------------
Airtouch Communications, Inc.(1)         1,420             $     102,418
Aliant Communications, Inc.             86,322                 3,528,412
Alltel Corp.                            54,746                 3,274,520
American Tower Corp., Class A(1)       149,451                 4,418,145
Ameritech Corp.                         28,968                 1,835,847
AT&T Corp.                              71,617                 5,389,179
Bell Atlantic Corp.                      8,448                   447,744
BellSouth Corp.                         43,912                 2,190,111
Citizens Utilities Corp., Class B(1)    45,311                   368,154
Frontier Corp.                          32,129                 1,092,386
GTE Corp.                               12,176                   791,440
GTE Corp.(2)                            17,500                 1,128,021
Intermedia Communications, Inc.(1)     113,637                 1,960,238
ITC Deltacom, Inc.(1)(2)               628,773                 9,536,050
IXC Communications, Inc.(1)            135,000                 4,539,375
MCI  Worldcom, Inc.(1)               1,422,741               102,081,666
McLeodUSA, Inc.(1)                      57,143                 1,785,719
McLeodUSA, Inc.(1)(2)                   36,000                 1,124,625
Nextel Communications, Inc.,
 Class A(1)                             75,830                 1,791,484
Premiere Technologies, Inc.(1)          28,000                   206,500
SBC Communications, Inc.                10,437                   559,684
Sprint Corp.                             1,885                   158,576
Sprint Corp. (PCS Group)(1)                942                    21,784
Tel-Save Holdings, Inc.(1)             247,376                 4,143,548
Telecom Corp. of New Zealand Ltd. ADR    8,000                   285,500
Teleglobe, Inc.                         88,500                 3,186,000
Telephone & Data Systems, Inc.         131,756                 5,920,785
US West, Inc.                           26,551                 1,715,858
Winstar Communications, Inc.(1)         11,424                   445,536
--------------------------------------------------------------------------
                                                           $ 164,029,305
--------------------------------------------------------------------------

Computer Software -- 2.9%
--------------------------------------------------------------------------
Aspect Development, Inc.(1)(2)         100,000             $   4,417,439
Baan Co., NV ADR(1)                    223,926                 2,351,223
BMC Software, Inc.(1)                    8,000                   356,500
Boole and Babbage, Inc.(1)              40,000                 1,177,500
Cadence Design Systems, Inc.(1)        506,000                15,053,500
Computer Associates
 International, Inc.                   854,500                36,423,063
Compuware Corp.(1)                       1,400                   109,375
CSG Systems International, Inc.(1)      20,558                 1,624,082
HNC Software, Inc.(1)                  329,814                13,336,854
HNC Software, Inc.(1)(2)               147,980                 5,981,448
Intuit, Inc.(1)                        285,917                20,728,983
Microsoft Corp.(1)                     281,755                39,075,897
Oracle Corp.(1)                      1,262,500                54,445,313
Parametric Technology Corp.(1)          94,600                 1,537,250
PeopleSoft, Inc.(1)                    354,174                 6,707,170
Platinum Technology, Inc.(1)           155,000                 2,964,375
Sapient Corp.(1)                       323,876                18,137,056
Security Dynamics Technologies,
 Inc.(1)                                40,000                   920,000
Siebel Systems, Inc.(1)                118,000                 4,004,625
Siebel Systems, Inc.(1)(2)             300,000                10,149,518
Sterling Commerce, Inc.(1)               2,388                   107,460
Structural Dynamics Research
 Corp.(1)                              675,000                13,415,625
Wind River Systems, Inc.(1)             21,622                 1,016,234
Wind River Systems, Inc.(1)(2)          13,000                   610,796
--------------------------------------------------------------------------
                                                           $ 254,651,286
--------------------------------------------------------------------------

Computers and Business Equipment -- 7.6%
--------------------------------------------------------------------------
Cabletron Systems, Inc.(1)              33,715             $     282,363
Cisco Systems, Inc.(1)               1,026,251                95,248,920
Compaq Computer Corp.                   38,490                 1,614,174
Dell Computer Corp.(1)                   3,800                   278,113
Dell Computer Corp.(1)(2)            1,500,000               109,744,655
Dell Computer Corp.(1)(2)              150,512                10,999,533
EMC Corp.(1)                            22,162                 1,883,770
Fore Systems, Inc.(1)                  222,250                 4,069,953
Fore Systems, Inc.(1)(2)                38,466                   703,528
Gateway 2000, Inc.(1)(2)               200,000                10,224,703
Gateway 2000, Inc.(1)(2)               200,000                10,190,578
Hewlett-Packard Co.                    588,680                40,214,203
International Business Machines Corp.  154,198                28,488,081
Lexmark International Group,
 Inc.(1)                             1,841,746               185,095,472
Seagate Technology, Inc.(1)             40,000                 1,210,000
Sun Microsystems, Inc.(1)                3,500                   299,688
Xerox Corp.                          1,334,000               157,411,999
--------------------------------------------------------------------------
                                                           $ 657,959,733
--------------------------------------------------------------------------

Conglomerates -- 1.4%
--------------------------------------------------------------------------
General Electric Co.                 1,066,342             $ 108,833,529
General Electric Co.(2)                 21,155                 2,157,675
United Technologies Corp.               86,242                 9,378,818
--------------------------------------------------------------------------
                                                           $ 120,370,022
--------------------------------------------------------------------------

                       See notes to financial statements

Tax-Managed Growth Portfolio as of December 31, 1998

PORTFOLIO OF INVESTMENTS CONT'D


Security                              Shares               Value
--------------------------------------------------------------------------

Consumer Services-- 0.3%
--------------------------------------------------------------------------
Block (H&R), Inc.                      366,177             $  16,477,965
Cendant Corp.(1)                       187,999                 3,583,731
Service Corp. International            130,389                 4,962,931
Stewart Enterprises, Inc.              153,992                 3,426,322
--------------------------------------------------------------------------
                                                           $  28,450,949
--------------------------------------------------------------------------

Containers and Packaging -- 0.2%
--------------------------------------------------------------------------
Sealed Air Corp.(1)                    325,000             $  16,595,313
Sonoco Products Co.                     78,571                 2,327,666
--------------------------------------------------------------------------
                                                           $  18,922,979
--------------------------------------------------------------------------

Distribution Services -- 1.6%
--------------------------------------------------------------------------
Airgas, Inc.(1)                        536,219             $   4,792,457
Cardinal Health, Inc.                  747,356                56,705,637
School Specialty, Inc.(1)               66,257                 1,416,234
Sysco Corp.                          1,766,922                48,479,922
U.S. Foodservice, Inc.(1)              505,489                24,768,961
U.S. Foodservice, Inc.(1)(2)            66,438                 3,252,749
US Office Products Co.(1)              149,077                   577,674
Wilmar Industries, Inc.(1)              50,000                 1,015,625
--------------------------------------------------------------------------
                                                           $ 141,009,259
--------------------------------------------------------------------------

Drugs -- 9.3%
--------------------------------------------------------------------------
Abbott Laboratories                  1,208,935             $  59,237,814
Agouron Pharmaceuticals, Inc.(1)       355,077                20,860,774
Allergan, Inc.                          50,000                 3,237,500
American Home Products Corp.             4,600                   259,038
Amgen, Inc.(1)                         405,532                42,403,440
Astra AB, Class A                    1,074,400                21,937,207
Astra AB, Class B ADR                  160,000                 3,310,000
Bristol-Myers Squibb Co.               383,255                51,284,310
Covance, Inc.(1)                        81,250                 2,366,406
Elan Corp., PLC ADR(1)                 339,630                23,625,512
Genentech, Inc.(1)                      80,000                 6,375,000
Genzyme Corp., Class A(1)              970,000                48,257,500
Incyte Pharmaceuticals, Inc.(1)(2)     577,571                21,582,639
Incyte Pharmaceuticals, Inc.(1)        150,856                 5,638,243
Incyte Pharmaceuticals, Inc.(1)(2)     328,053                12,257,303
Lilly (Eli) & Co.                      825,448                73,361,690
Merck & Co., Inc.                      597,415                88,230,727
Parexel International Corp.(1)          35,000                   875,000
Pfizer, Inc.                           881,021               110,513,071
Quintiles Transnational Corp.(1)       195,420                10,430,543
Schering-Plough Corp.                  643,784                35,569,066
Sepracor, Inc.(1)                      440,000                38,775,000
SmithKline Beecham PLC ADR             301,940                20,984,830
Teva Pharmaceutical Industries
 Ltd. ADR(2)                           100,000                 4,065,834
Vertex Pharmaceuticals, Inc.(1)         35,000                 1,041,250
Warner-Lambert Co.                     716,032                53,836,656
Watson Pharmaceuticals, Inc.(1)        599,550                37,696,706
Watson Pharmaceuticals, Inc.(1)(2)     122,888                 7,720,144
--------------------------------------------------------------------------
                                                           $ 805,733,203
--------------------------------------------------------------------------

Electric Utilities -- 0.2%
--------------------------------------------------------------------------
Central and South West Corp.             1,600             $      43,900
Dominion Resources, Inc.                28,938                 1,352,852
Duke Energy Corp.                        1,800                   115,313
New England Electric System              2,700                   129,938
Teco Energy, Inc.                       40,000                 1,127,500
Texas Utilities Co.                    250,196                11,681,026
--------------------------------------------------------------------------
                                                           $  14,450,529
--------------------------------------------------------------------------

Electrical Equipment -- 0.5%
--------------------------------------------------------------------------
American Power Conversion Corp.(1)     200,000             $   9,687,500
AMP, Inc.                              112,340                 5,848,701
Emerson Electric Co.                   159,148                 9,628,454
Molex, Inc., Class A                    90,066                 2,870,854
Rockwell International Corp.           183,400                 8,906,363
Sanmina Corp.(1)(2)                    150,000                 9,363,281
Thomas and Betts Corp.                  22,963                   994,585
--------------------------------------------------------------------------
                                                           $  47,299,738
--------------------------------------------------------------------------

Electronics - Instruments -- 0.2%
--------------------------------------------------------------------------
Dionex Corp.(1)                        362,140             $  13,263,378
Dionex Corp.(1)(2)                      40,000                 1,460,434
Waters Corp.(1)                         29,580                 2,580,855
X-Rite, Inc.                           310,000                 2,402,500
X-Rite, Inc.(2)                        118,000                   914,195
--------------------------------------------------------------------------
                                                           $  20,621,362
--------------------------------------------------------------------------

                        See notes to financial statements

Tax-Managed Growth Portfolio as of December 31, 1998

PORTFOLIO OF INVESTMENTS CONT'D


Security                             Shares                Value
--------------------------------------------------------------------------

Electronics - Semiconductors -- 2.6%
--------------------------------------------------------------------------
Altera Corp.(1)                          3,600             $     219,150
Analog Devices, Inc.(1)              1,630,000                51,141,250
Burr-Brown Corp.(1)                    600,000                14,062,500
Intel Corp.                            857,173               101,628,573
KLA-Tencor Corp.(1)                     36,000                 1,561,500
Lam Research Corp.(1)                  106,000                 1,888,125
Level One Communications, Inc.(1)       31,129                 1,105,080
Linear Technologies Corp.               66,000                 5,911,125
Maxim Integrated Products Co.(1)(2)     20,664                   895,311
Maxim Intergrated Products Co.(1)       40,000                 1,747,500
Motorola, Inc.                         137,188                 8,377,042
National Semiconductor Corp.(1)         79,368                 1,071,468
Smart Modular Technologies, Inc.(1)     60,000                 1,665,000
Speedfam International, Inc.(1)        221,000                 3,784,625
Texas Instruments, Inc.                337,948                28,915,676
Ultratech Stepper, Inc.(1)             245,129                 3,922,064
Uniphase Corp.(1)(2)                    25,932                 1,798,433
--------------------------------------------------------------------------
                                                           $ 229,694,422
--------------------------------------------------------------------------

Engineering and Construction -- 0.1%
--------------------------------------------------------------------------
Jacobs Engineering Group, Inc.(1)      162,455             $   6,620,041
--------------------------------------------------------------------------
                                                           $   6,620,041
--------------------------------------------------------------------------

Entertainment -- 0.6%
--------------------------------------------------------------------------
Callaway Golf Co.(2)                    35,715             $     365,932
Disney (Walt) Co.                       79,800                 2,394,000
Fox Entertainment Group, Inc.(1)       275,500                 6,939,156
Mattel, Inc.                            20,995                   478,948
Time Warner Inc.(2)                     62,418                 3,866,069
Time Warner Inc.                       501,368                31,116,152
Viacom, Inc., Class A(1)                10,727                   789,105
Viacom, Inc., Class B(1)                80,105                 5,927,770
Westwood One(1)(2)                      61,200                 1,860,782
--------------------------------------------------------------------------
                                                           $  53,737,914
--------------------------------------------------------------------------

Environmental Services -- 0.7%
--------------------------------------------------------------------------
Allied Waste Industries, Inc.(1)       375,000             $   8,859,375
Browning-Ferris Industries, Inc.       423,906                12,054,827
Eastern Environmental Services(1)       83,552                 2,475,228
U.S. Filter Corp.(1)                   160,412                 3,669,425
Waste Management, Inc.                 741,981                34,594,864
--------------------------------------------------------------------------
                                                           $  61,653,719
--------------------------------------------------------------------------

Financial Services - Miscellaneous -- 3.4%
--------------------------------------------------------------------------
American Express Co.                   616,648             $  63,052,257
Associates First Capital Corp.         600,000                25,425,000
Capital One Financial Corp.             73,411                 8,442,265
Citigroup                            1,395,960                69,100,019
Fannie Mae                             940,805                69,619,569
FirstPlus Financial Group, Inc.(1)     120,000                   330,000
Freddie Mac                            352,900                22,739,994
Household International, Inc.          339,293                13,444,485
Providian Financial Corp.              266,261                19,969,538
--------------------------------------------------------------------------
                                                           $ 292,123,127
--------------------------------------------------------------------------

Foods -- 3.4%
--------------------------------------------------------------------------
Archer-Daniels-Midland Co.             143,775             $   2,471,133
Bestfoods                               22,400                 1,192,800
Conagra, Inc.                          326,199                10,275,269
Dean Foods Co.                         150,944                 6,160,402
Flowers Industries, Inc.               435,781                10,431,508
General Mills, Inc.                     24,850                 1,932,088
Keebler Food Products Co.(1)            40,000                 1,505,000
Keebler Food Products Co.(1)(2)         31,480                 1,180,744
Kellogg Co.                             69,714                 2,378,990
McCormick & Co., Inc.                  623,058                21,067,149
Nabisco Holdings Corp., Class A        100,000                 4,150,000
Pioneer Hi-Bred International, Inc.    952,171                25,708,617
Quaker Oats Co. (The)                   39,942                 2,376,549
Ralston Purina Group                    74,659                 2,417,085
Riviana Foods, Inc.                    150,000                 3,703,125
Riviana Foods, Inc.(2)                 100,000                 2,465,664
Sara Lee Corp.                       1,155,944                32,583,172
Tyson Food, Inc.                       870,276                18,493,365
Unilever ADR                         1,652,000               137,012,749
Wrigley (Wm.) Jr. Co.                  113,180                10,136,684
--------------------------------------------------------------------------
                                                           $ 297,642,093
--------------------------------------------------------------------------

                        See notes to financial statements

Tax-Managed Growth Portfolio as of December 31, 1998

PORTFOLIO OF INVESTMENTS CONT'D


Security                              Shares              Value
--------------------------------------------------------------------------

Furniture and Appliances -- 0.5%
--------------------------------------------------------------------------
HON Industries, Inc.                 1,135,488             $  27,180,744
HON Industries, Inc.(2)                134,930                 3,228,810
Leggett & Platt, Inc.                  298,328                 6,563,216
Miller (Herman), Inc.                  120,000                 3,225,000
--------------------------------------------------------------------------
                                                           $  40,197,770
--------------------------------------------------------------------------

Health Services -- 0.7%
--------------------------------------------------------------------------
Aetna, Inc.                             59,821             $   4,703,426
Beverly Enterprises, Inc.(1)           357,143                 2,410,715
Concentra Managed Care, Inc.(1)        410,257                 4,384,622
FPA Medical Management, Inc.(1)(3)     315,000                     3,150
Genesis Health Ventures, Inc.(1)         4,000                    35,000
Health Management Associates,
 Inc., Class A(1)                      361,170                 7,810,301
HealthSouth Corp.(1)                   146,000                 2,253,875
Integrated Health Services, Inc.        50,000                   706,250
Magellan Health Services, Inc.(1)       50,000                   418,750
MedPartners, Inc.(1)                    17,696                    92,904
Omnicare, Inc.                          25,650                   891,338
Orthodontic Centers of America,
 Inc.(1)                               100,000                 1,943,750
Pacificare Health Systems, Inc.,
 Class B(1)                             19,500                 1,550,250
PhyCor, Inc.(1)                        312,500                 2,128,906
Quest Diagnostics, Inc.(1)              15,625                   278,320
Quorum Health Group, Inc.(1)            55,733                   721,046
Renal Care Group, Inc.(1)              175,282                 5,050,313
Renal Care Group, Inc.(1)(2)           196,225                 5,646,195
Response Oncology, Inc.(1)              44,761                   181,842
Sunrise Assisted Living, Inc.(1)       210,000                10,893,750
Sunrise Assisted Living, Inc.(1)(2)    140,000                 7,259,232
United HealthCare Corp.                 20,000                   861,250
Vencor, Inc.(1)                         25,600                   115,200
--------------------------------------------------------------------------
                                                           $  60,340,385
--------------------------------------------------------------------------

Household Products -- 2.7%
--------------------------------------------------------------------------
Avon Products, Inc.                      8,700             $     384,975
Blyth Industries, Inc.(1)              522,000                16,312,500
Blyth Industries, Inc.(1)(2)            40,000                 1,249,583
Blyth Industries, Inc.(1)(2)            20,000                   624,167
Colgate-Palmolive Co.                   54,337                 5,046,549
Fortune Brands, Inc.                    67,500                 2,134,688
Gillette Co.                         2,632,556               127,185,361
Helen of Troy Ltd.(1)                   65,000                   954,688
Kimberly-Clark Corp.                   551,168                30,038,656
Procter & Gamble Co.                   410,462                37,480,311
Rubbermaid, Inc.                       463,920                14,584,485
--------------------------------------------------------------------------
                                                           $ 235,995,963
--------------------------------------------------------------------------

Industrial Equipment -- 0.7%
--------------------------------------------------------------------------
Dover Corp.                            355,445             $  13,018,173
DT Industries, Inc.                     37,728                   594,216
Federal Signal Corp.                   283,471                 7,760,019
Illinois Tool Works, Inc.              169,010                 9,802,580
Parker-Hannifin Corp.                  150,898                 4,941,910
Regal Beloit Corp.                     265,000                 6,095,000
Tecumseh Products Co., Class A         156,420                 7,293,083
Tyco International Ltd.                 98,730                 7,447,944
--------------------------------------------------------------------------
                                                           $  56,952,925
--------------------------------------------------------------------------

Information Services -- 4.7%
--------------------------------------------------------------------------
Acxiom Corp.(1)                        407,088             $  12,619,728
America Online, Inc.(1)                 21,600                 3,456,000
At Home Corp., Series A(1)(2)           20,291                 1,478,584
At Home Corp., Series A(1)(2)          100,000                 7,373,953
Automatic Data Processing, Inc.      1,856,243               148,847,485
Aztec Technology Partners(1)           119,262                   432,324
Bell and Howell Co.(1)                 115,000                 4,348,438
BISYS Group, Inc. (The)(1)              53,873                 2,781,194
Ceridian Corp.(1)                       90,500                 6,318,031
Computer Sciences Corp.                650,202                41,897,391
DST Systems, Inc.(1)(2)                 93,000                 5,302,390
Dun and Bradstreet Corp. (The)          40,768                 1,286,740
Electronic Data Systems Corp.          155,000                 7,788,750
Equifax, Inc.                           40,000                 1,367,500
First Data Corp.                       282,761                 8,959,989
HBO and Co.                             27,599                   791,746
IDX Systems Corp.(1)(2)                 35,000                 1,538,717
IDX Systems Corp.(1)(2)                 25,000                 1,096,572
IMS Health, Inc.                       249,006                18,784,390
Lason, Inc.(1)(2)                      165,000                 9,597,737
Lason, Inc.(1)(2)                      190,000                11,040,884
National Data Corp.                     81,333                 3,959,900
Nielsen Media Research                  83,002                 1,494,036
Nova Corp.(1)                           75,758                 2,627,856
Paychex, Inc.                           87,976                 4,525,266



                        See notes to financial statements

Tax-Managed Growth Portfolio as of December 31, 1998

PORTFOLIO OF INVESTMENTS CONT'D




Security                             Shares                Value
--------------------------------------------------------------------------

Information Services (continued)
--------------------------------------------------------------------------
Reuters Holdings PLC ADR               273,945             $  17,361,264
Reynolds & Reynolds, Inc., Class A     235,989                 5,412,998
Saville Systems PLC ADR(1)             320,000                 6,080,000
Saville Systems PLC ADR(1)(2)           99,197                 1,882,387
Saville Systems PLC ADR(1)(2)              297                     5,635
SunGard Data Systems, Inc.(1)        1,732,319                68,751,409
--------------------------------------------------------------------------
                                                           $ 409,209,294
--------------------------------------------------------------------------

Insurance -- 6.6%
--------------------------------------------------------------------------
20th Century Industries                 70,700             $   1,639,356
Aegon, N.V. ADR                         96,504                11,797,614
Allmerica Financial Corp.                1,500                    86,813
Allstate Corp. (The)                   170,416                 6,582,318
American General Corp.                  91,153                 7,109,934
American International Group, Inc.     427,911                41,346,901
AON Corp.                               78,949                 4,371,801
Berkshire Hathaway, Inc., Class A(1)        80                 5,600,000
Berkshire Hathaway, Inc., Class B(1)    38,078                89,482,900
Chubb Corp.                            101,050                 6,555,619
Conseco, Inc.(2)                       100,000                 3,052,175
Delphi Financial Group, Inc.(1)         40,800                 2,139,450
Gallagher (A.J.) and Co.                35,000                 1,544,375
HSB Group, Inc.                         75,000                 3,079,688
Jefferson-Pilot Corp.                   38,267                 2,870,025
Kansas City Life Insurance Co.          35,400                 2,893,950
Lab Holdings, Inc.                      35,960                   629,300
Marsh & McLennan Cos., Inc.          2,138,866               124,989,981
Mercury General Corp.                    2,000                    87,625
Mutual Risk Management Ltd.          1,043,500                40,826,938
Progressive Corp.                      190,000                32,181,250
Protective Life Corp.                   64,346                 2,561,775
Safeco Corp.                            12,122                   520,488
St. Paul Cos., Inc. (The)              275,532                 9,574,737
SunAmerica, Inc.                     1,810,644               146,888,494
Torchmark Corp.                        222,850                 7,869,391
Transamerica Corp.                      52,304                 6,041,112
UICI(1)                                 57,257                 1,402,797
UICI(1)                                180,000                 4,410,000
UNUM Corp.                             152,200                 8,884,675
--------------------------------------------------------------------------
                                                           $ 577,021,482
--------------------------------------------------------------------------

Investment Services -- 0.7%
--------------------------------------------------------------------------
E*Trade Group, Inc.(1)(2)              100,000             $   4,634,268
Merrill Lynch & Co., Inc.              349,756                23,346,213
Morgan Stanley Dean Witter & Co.       300,431                21,330,601
Morgan Stanley Dean Witter & Co.(2)     52,000                 3,687,385
Price (T. Rowe) Associates, Inc.        86,716                 2,970,023
Schwab (Charles) and Co., Inc.          66,750                 3,750,516
Waddell & Reed Financial, Inc.,
Class A                                 12,680                   300,358
Waddell & Reed Financial, Inc.,
Class B                                 54,575                 1,268,869
--------------------------------------------------------------------------
                                                           $  61,288,233
--------------------------------------------------------------------------

Lodging and Gaming -- 0.2%
--------------------------------------------------------------------------
Royal Caribbean Cruises Ltd.(2)        500,000             $  18,433,400
Sunterra Corp.(1)(2)                    50,000                   749,188
--------------------------------------------------------------------------
                                                           $  19,182,588
--------------------------------------------------------------------------

Medical Products -- 5.8%
--------------------------------------------------------------------------
Allegiance Corp.                        45,322             $   2,113,138
Ballard Medical Products               519,966                12,641,673
Bausch & Lomb, Inc.                    115,804                 6,948,240
Baxter International, Inc.           1,266,028                81,421,425
Becton, Dickinson and Co.                7,265                   310,125
Becton, Dickinson and Co.(2)            28,980                 1,236,589
Boston Scientific Corp.(1)           1,979,700                53,080,706
Dentsply International, Inc.            42,000                 1,081,500
ESC Medical Systems Ltd.(1)             30,000                   315,000
ESC Medical Systems Ltd.(1)(2)         150,000                 1,571,063
Guidant Corp.                          100,000                11,025,000
Heartport, Inc.(1)                      41,026                   241,028
Hillenbrand Industries, Inc.           647,898                36,849,199
Johnson & Johnson Co.                1,575,542               132,148,584
Medtronics, Inc.                     1,086,048                80,639,063
Schein (Henry), Corp.(1)(2)            271,494                12,100,759
Schein (Henry), Corp.(1)               555,700                24,867,575
Schein (Henry), Corp.(1)(2)             17,000                   759,799
Schein (Henry), Corp.(1)(2)            281,000                12,557,984
Sofamor Danek Group, Inc.(1)           223,000                27,150,250
St. Jude Medical, Inc.(1)               42,144                 1,166,862
Steris Corp.(1)                         78,394                 2,229,329
--------------------------------------------------------------------------
                                                           $ 502,454,891
--------------------------------------------------------------------------



                       See notes to financial statements

Tax-Managed Growth Portfolio as of December 31, 1998

PORTFOLIO OF INVESTMENTS CONT'D


Security                                 Shares            Value
--------------------------------------------------------------------------

Metals - Gold -- 0.0%
--------------------------------------------------------------------------
Freeport-McMoran Copper & Gold, Inc.     6,000             $      62,625
--------------------------------------------------------------------------
                                                           $      62,625
--------------------------------------------------------------------------

Metals - Industrial -- 0.0%
--------------------------------------------------------------------------
Cyprus Amax Minerals Co.                20,950             $     209,500
Nucor Corp.(2)                          22,648                   979,199
--------------------------------------------------------------------------
                                                           $   1,188,699
--------------------------------------------------------------------------

Minerals and Fertilizer -- 0.0%
--------------------------------------------------------------------------
Mississippi Chemical Corp.             272,180             $   3,810,520
--------------------------------------------------------------------------
                                                           $   3,810,520
--------------------------------------------------------------------------

Natural Gas Distribution -- 0.1%
--------------------------------------------------------------------------
Columbia Energy Group                        1             $          29
Dynegy, Inc.                           290,000                 3,171,875
KN Energy, Inc.                         20,000                   727,500
National Fuel Gas Co.                    2,000                    90,375
Sonat, Inc.                            107,200                 2,901,100
--------------------------------------------------------------------------
                                                           $   6,890,879
--------------------------------------------------------------------------

Oil and Gas - Equipment and Services -- 1.1%
--------------------------------------------------------------------------
Baker Hughes, Inc.                     739,234             $  13,075,201
Core Laboratories(1)(2)                560,000                10,668,767
Halliburton Co.                      1,501,550                44,483,419
National-Oilwell, Inc.(1)               50,000                   559,375
National-Oilwell, Inc.(1)(2)           416,400                 4,652,264
Newpark Resources, Inc.(1)             110,000                   749,375
Noble Drilling, Inc.(1)                170,000                 2,199,375
Patterson Energy, Inc.(1)              200,000                   812,500
Schlumberger Ltd.                      367,470                16,949,554
Syntroleum Corp.(1)                      2,735                    16,923
Weatherford International(1)            56,750                 1,099,531
--------------------------------------------------------------------------
                                                           $  95,266,284
--------------------------------------------------------------------------

Oil and Gas - Exploration
and Production -- 1.0%
--------------------------------------------------------------------------
Anadarko Petroleum Corp.             2,204,000             $  68,048,499
Apache Corp.                           127,003                 3,214,763
Burlington Resources, Inc.             119,335                 4,273,685
El Paso Energy Corp.                    45,000                 1,566,563
Oryx Energy Co.(1)                     369,103                 4,959,822
Triton Energy, Ltd.(1)                     700                     5,556
Union Pacific Resources Group, Inc.     79,795                   723,142
USX-Marathon Group                      50,005                 1,506,401
--------------------------------------------------------------------------
                                                           $  84,298,431
--------------------------------------------------------------------------

Oil and Gas - Integrated -- 1.2%
--------------------------------------------------------------------------
Amoco Corp.                            299,345             $  17,661,355
Atlantic Richfield Co.                  41,766                 2,725,232
British Petroleum Co. PLC ADR              512                    48,640
Chevron Corp.                           55,600                 4,611,325
Exxon Corp.                            222,963                16,304,169
Mobil Corp.                            450,645                39,262,446
Murphy Oil Corp.                        29,700                 1,225,125
Pennzoil-Quaker State Co.               74,458                 1,102,907
Royal Dutch Petroleum Co.               33,417                 1,599,839
Texaco, Inc.                               700                    37,013
Tosco Corp.(2)                         314,619                 8,138,053
Tosco Corp.(2)                         300,000                 7,738,307
--------------------------------------------------------------------------
                                                           $ 100,454,411
--------------------------------------------------------------------------

Paper and Forest Products -- 0.6%
--------------------------------------------------------------------------
Caraustar Industries, Inc.             224,961             $   6,425,449
Champion International Corp.            20,203                   818,222
Fort James Corp.                        56,401                 2,256,040
Georgia-Pacific Corp. - G-P Group      305,098                17,867,302
Georgia-Pacific Corp. - G-P
Group(2)                                14,133                   826,974
Georgia-Pacific Corp. - Timber
Group                                  305,098                 7,265,146
Louisiana Pacific Corp.                 55,364                 1,013,853
Mead Corporation (The)                  38,768                 1,136,387
Union Camp Corp.                        80,309                 5,420,858
Weyerhaeuser Co.                       101,205                 5,142,479
Willamette Industries, Inc.             53,000                 1,775,500
--------------------------------------------------------------------------
                                                           $  49,948,210
--------------------------------------------------------------------------

Photography -- 0.1%
--------------------------------------------------------------------------
Eastman Kodak Co.                       64,225             $   4,624,200
--------------------------------------------------------------------------
                                                           $   4,624,200
--------------------------------------------------------------------------



                       See notes to financial statements

Tax-Managed Growth Portfolio as of December 31, 1998

PORTFOLIO OF INVESTMENTS CONT'D




Security                               Shares              Value
--------------------------------------------------------------------------

Printing and Business Products -- 0.7%
--------------------------------------------------------------------------
American Business Products, Inc.       261,355             $   6,141,843
Avery Dennison Corp.                   803,004                36,185,368
Bowne & Co., Inc.                      172,640                 3,085,940
Consolidated Graphics, Inc.(1)          35,064                 2,369,012
Consolidated Graphics, Inc.(1)(2)       35,151                 2,367,488
Consolidated Graphics, Inc.(1)(2)       35,977                 2,424,571
Corporate Express, Inc.(1)              92,486                   479,771
Danka Business Systems, PLC ADR          1,000                     4,188
Deluxe Corp.                            80,675                 2,949,680
Donnelley (R.R.) & Sons Co.             32,896                 1,441,256
Harland (John H.) Co.                   51,540                   814,976
Ikon Office Solutions, Inc.            115,500                   988,969
Workflow Management, Inc.(1)            79,508                   526,740
--------------------------------------------------------------------------
                                                           $  59,779,802
--------------------------------------------------------------------------

Publishing -- 1.2%
--------------------------------------------------------------------------
Belo (A.H.) Corp.                      110,220             $   2,197,511
Dow Jones & Co., Inc.                  376,300                18,109,438
Gannett Co., Inc.                      280,900                18,118,050
Houghton Mifflin Co.                    97,400                 4,602,150
McGraw-Hill Companies, Inc. (The)      455,608                46,415,065
Meredith Corp.                         190,000                 7,196,250
The MacClatchy Co., Class A             48,066                 1,700,335
Times Mirror Co., Class A              151,670                 8,493,520
--------------------------------------------------------------------------
                                                           $ 106,832,319
--------------------------------------------------------------------------

Real Estate -- 0.5%
--------------------------------------------------------------------------
Avalonbay Communities, Inc.             55,000             $   1,883,750
Catellus Development Corp.(1)          290,000                 4,150,625
Equity Office Properties Trust           2,812                    67,488
Grubb and Ellis Co.(1)(2)              100,000                   805,242
LaSalle Partners, Inc.(1)(2)           213,193                 6,273,777
Patriot America Hospitality, Inc.      132,212                   793,272
Redwood Trust, Inc.                     71,710                 1,003,940
Rouse Co. (The)                        127,700                 3,511,750
Trammell Crow Co.(1)(2)                876,098                24,500,081
Ventas, Inc.(1)                         25,600                   312,000
--------------------------------------------------------------------------
                                                           $  43,301,925
--------------------------------------------------------------------------

Restaurants -- 1.1%
--------------------------------------------------------------------------
Bob Evans Farms, Inc.                   48,193             $   1,256,030
Boston Chicken, Inc.(1)(3)              38,500                       385
Brinker International, Inc.(1)         435,034                12,561,607
CKE Restaurants, Inc.(2)               110,000                 3,237,046
CKE Restaurants, Inc.(2)                11,000                   323,381
Lone Star Steakhouse and Saloon,
Inc.(1)                                145,981                 1,341,200
Lone Star Steakhouse and Saloon,
Inc.(1)(2)                             200,000                 1,835,203
McDonald's Corp.                       270,607                20,735,261
Outback Steakhouse, Inc.(1)             77,101                 3,074,402
Outback Steakhouse, Inc.(1)(2)         130,181                 5,184,479
Outback Steakhouse, Inc.(1)(2)         250,000                 9,955,458
Papa John's International, Inc.(1)      25,807                 1,138,734
Papa John's International,
Inc.(1)(2)                              51,744                 2,280,350
Sonic Corp.(1)(2)                       47,338                 1,176,061
Starbucks Corp.(1)                     342,000                19,194,750
Tricon Global Restaurants, Inc.(1)     175,767                 8,810,321
--------------------------------------------------------------------------
                                                           $  92,104,668
--------------------------------------------------------------------------

Retail - Food and Drug -- 4.6%
--------------------------------------------------------------------------
Albertson's, Inc.                    2,340,219             $ 149,042,697
Albertson's, Inc.(2)                    10,000                   634,890
CVS Corp.                            2,176,571               119,711,404
General Nutrition Companies,
Inc.(1)                                 44,460                   722,475
Hannaford Brothers Co.                  30,849                 1,634,997
Kroger Co. (The)(1)                     22,800                 1,379,400
Rite Aid Corp.                           6,000                   297,375
Safeway, Inc.(1)                     1,777,501               108,316,466
Walgreen Co.                            13,750                   805,234
Whole Foods Market, Inc.(1)             90,000                 4,353,750
Winn-Dixie Stores, Inc.                320,221                14,369,917
--------------------------------------------------------------------------
                                                           $ 401,268,605
--------------------------------------------------------------------------

Retail - General -- 1.8%
--------------------------------------------------------------------------
99 Cents Only Stores(1)(2)             428,337             $  21,033,989
Casey's General Stores, Inc.(2)         75,000                   976,529
Department 56, Inc.(1)                 190,000                 7,136,875
Department 56, Inc.(1)(2)               29,404                 1,101,045
Dollar General Corp.                    25,625                   605,391
Dollar Tree Stores, Inc.(1)            292,500                12,778,594
Dollar Tree Stores, Inc.(1)(2)         247,792                10,821,805
Harcourt General, Inc.                 216,416                11,510,626
May Department Stores Co. (The)        104,258                 6,294,577
Nordstrom, Inc.                         27,610                   957,722



                       See notes to financial statements

Tax-Managed Growth Portfolio as of December 31, 1998

PORTFOLIO OF INVESTMENTS CONT'D



Security                             Shares                Value
--------------------------------------------------------------------------

Retail - General (continued)
--------------------------------------------------------------------------
Penney (J.C.) Company, Inc.          1,117,673             $   52,390,922
Wal-Mart Stores, Inc.                  428,060                 34,860,136
--------------------------------------------------------------------------
                                                           $  160,468,211
--------------------------------------------------------------------------

Retail - Specialty and Apparel -- 2.8%
--------------------------------------------------------------------------
Abercrombie and Fitch Co., Class
A(1)                                     2,802             $      198,242
Burlington Coat Factory Warehouse
Corp.                                  543,600                  8,867,475
Home Depot, Inc. (The)               2,517,746                154,054,582
Limited, Inc. (The)                    205,000                  5,970,625
Lowe's Companies                        60,000                  3,071,250
Office Depot, Inc.(1)                  140,000                  5,171,250
OfficeMax, Inc.(1)                     672,867                  8,242,621
Pep Boys - Manny, Moe & Jack (The)      35,476                    556,530
Pep Boys - Manny, Moe & Jack
(The)(2)                                62,500                    980,142
Pier 1 Imports, Inc.(2)                150,000                  1,451,914
Pier 1 Imports, Inc.(2)                 75,000                    725,654
Pier 1 Imports, Inc.(2)                125,000                  1,207,163
Republic Industries, Inc.(1)         2,719,023                 40,105,589
Staples, Inc.(1)                       150,000                  6,553,125
Tandy Corp.                             60,000                  2,471,250
Tiffany and Co.                         22,000                  1,141,250
TJX Companies, Inc. (The)               50,000                  1,450,000
Toys "R" Us, Inc.(1)                    73,255                  1,236,178
--------------------------------------------------------------------------
                                                           $  243,454,840
--------------------------------------------------------------------------

Specialty Chemicals and Materials -- 1.3%
--------------------------------------------------------------------------
Corning, Inc.                          130,000             $    5,850,000
Dexter Corp. (The)                      36,139                  1,136,120
Ecolab, Inc.                         2,063,536                 74,674,208
International Flavors &
Fragrances, Inc.                       148,101                  6,544,213
International Specialty Products,
Inc.(1)                                 59,000                    800,188
MacDermid, Inc.                         30,000                  1,173,750
Millipore Corp.                        101,440                  2,884,700
Minnesota Mining & Manufacturing
Co.                                     42,731                  3,039,242
Morton International, Inc.              34,000                    833,000
Nalco Chemical Co.                     224,852                  6,970,412
Pall Corp.                             216,000                  5,467,500
RPM, Inc.                               70,138                  1,122,208
--------------------------------------------------------------------------
                                                           $  110,495,541
--------------------------------------------------------------------------

Tobacco -- 0.2%
--------------------------------------------------------------------------
Philip Morris Cos., Inc.               249,706             $   13,359,271
--------------------------------------------------------------------------
                                                           $   13,359,271
--------------------------------------------------------------------------

Transportation -- 0.4%
--------------------------------------------------------------------------
Arnold Industries, Inc.                148,543             $    2,395,256
Burlington Northern Santa Fe Corp.     188,799                  6,371,966
Coach USA, Inc.(1)                     168,889                  5,858,337
Coach USA, Inc.(1)(2)                  185,676                  6,438,704
FDX Corp.(1)                            93,723                  8,341,347
Heartland Express, Inc.(1)             250,000                  4,375,000
Union Pacific Corp.                     92,081                  4,149,400
--------------------------------------------------------------------------
                                                           $   37,930,010
--------------------------------------------------------------------------

Trucks and Parts -- 0.0%
--------------------------------------------------------------------------
Paccar, Inc.                            46,602             $    1,916,507
--------------------------------------------------------------------------
                                                           $    1,916,507
--------------------------------------------------------------------------

Total Common Stocks
    (identified cost $5,715,068,624)                       $8,246,680,855

Put Options Purchased -- 0.0%

Security                                Shares                     Value
--------------------------------------------------------------------------
Computers and Business Equipment -- 0.0%
--------------------------------------------------------------------------
Dell Computer, Expires 1/16/99,
Strike Price 45                        250,000             $       31,250
Dell Computer, Expires 1/16/99,
Strike Price 50                        250,000                     15,625
Dell Computer, Expires 2/20/99,
Strike Price 50                        250,000                    195,313
Dell Computer, Expires 2/20/99,
Strike Price 55                        500,000                    562,500
--------------------------------------------------------------------------
                                                           $      804,688
--------------------------------------------------------------------------

Total Put Options Purchased
    (identified cost $5,771,939)                           $      804,688
--------------------------------------------------------------------------




                       See notes to financial statements

Tax-Managed Growth Portfolio as of December 31, 1998

PORTFOLIO OF INVESTMENTS CONT'D


Rights--0.0%


Security                                Shares             Value
--------------------------------------------------------------------------
Oil and Gas - Exploration
and Production -- 0.0%
--------------------------------------------------------------------------
Triton Energy, Ltd.(1)                      51             $            0
--------------------------------------------------------------------------
                                                           $            0
--------------------------------------------------------------------------

Total Rights
    (identified cost $0)                                   $            0
--------------------------------------------------------------------------

Convertible Preferred Stocks -- 0.4%

Security                                Shares             Value
--------------------------------------------------------------------------

Entertainment -- 0.4%
--------------------------------------------------------------------------
Time Warner Inc., Series J(3)          100,187             $   26,526,391
Time Warner Inc., Series J(2)(3)        21,410                  5,657,362
--------------------------------------------------------------------------
                                                           $   32,183,753
--------------------------------------------------------------------------

Financial - Miscellaneous -- 0.0%
--------------------------------------------------------------------------
American General Corp., Series D        21,474             $    1,406,547
--------------------------------------------------------------------------
                                                           $    1,406,547
--------------------------------------------------------------------------

Insurance -- 0.0%
--------------------------------------------------------------------------
Aetna, Inc., Series C                      449             $       34,152
--------------------------------------------------------------------------
                                                           $       34,152
--------------------------------------------------------------------------

Total Convertible Preferred Stocks
    (identified cost $14,428,021)                          $   33,624,452
--------------------------------------------------------------------------

Commercial Paper -- 4.3%

                                    Face Amount
Name of Company                     (000's omitted)        Value
--------------------------------------------------------------------------
American Express Credit Corp.,
6.00%, 1/8/99                       $   76,827             $   76,737,368
Associates Corp. of North
America,
5.25%, 1/4/99                           37,141                 37,124,751
Corporate Receivables Corp.,
5.50%, 1/8/99                           30,000                 29,967,917
Ford Motor Credit Co., 5.53%,
1/8/99                                  77,696                 77,612,455
General Electric Capital Co.,
5.50%, 1/4/99                           56,607                 56,581,055
Prudential Funding Corp., 5.80%,
1/8/99                                  95,000                 94,892,861
--------------------------------------------------------------------------

Total Commercial Paper
    (identified cost $372,916,407)                         $  372,916,407
--------------------------------------------------------------------------

Short-Term Investments -- 0.7%


                                    Face Amount
Name of Company                     (000's omitted)        Value
--------------------------------------------------------------------------
Federal Home Loan Mortgage Corp.,
4.50%, 1/4/99                       $   59,313             $   59,290,758
--------------------------------------------------------------------------

Total Short-Term Investments
    (identified cost $59,290,758)                          $   59,290,758
--------------------------------------------------------------------------

Total Investments -- 100.1%
    (identified cost $6,167,475,749)                       $8,713,317,160
--------------------------------------------------------------------------

Other Assets, Less Liabilities -- (0.1)%                   $   (8,457,825)
--------------------------------------------------------------------------

Net Assets -- 100.0%                                       $8,704,859,335
--------------------------------------------------------------------------

ADR-American Depositary Receipt

(1)  Non-income producing security.

(2) Security restricted from resale for a period not exceeding one year. At December 31, 1998, the value of these securities totaled $565,804,292 or 6.5% of net assets.

(3) Security valued at fair value using methods determined in good faith by or at the direction of the Trustees.




                       See notes to financial statements

Belair Capital Fund LLC as of December 31, 1998

INDEPENDENT AUDITORS' REPORT


To the Shareholders
of Belair Capital Fund LLC
--------------------------------------------------------------------------------
We have audited the accompanying statement of assets and liabilities, including the portfolio of investments of Belair Capital Fund LLC, as of December 31, 1998, and the related statements of operations, statement of changes in net assets and cash flows for the period from the start of business, February 6, 1998, to December 31, 1998. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities of securities owned as of December 31, 1998 by correspondence with the custodian; for certain securities that were out for registration, we confirmed such securities with the agent processing the registration. An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Belair Capital Fund LLC as of December 31, 1998, the results of its operations, the changes in its net assets and its cash flows for the period from the start of business, February 6, 1998, to December 31, 1998, in conformity with generally accepted accounting principals.



                                  DELOITTE & TOUCHE LLP
                                  Boston, Massachusetts
                                  February 12, 1999

Belair Capital Fund LLC as of December 31, 1998

INVESTMENT MANAGEMENT


Investment Adviser of
Tax-Managed Growth Portfolio
and Belair Capital Fund LLC
Boston Management and Research
24 Federal Street
Boston, MA 02110

Manager of Belair
Capital Fund LLC
Eaton Vance Management
24 Federal Street
Boston, MA 02110

Custodian and Transfer Agent
Investors Bank & Trust Company
200 Clarendon Street, 16th Floor
Boston, MA 02110

Independent Auditors
Deloitte & Touche LLP
125 Summer Street
Boston, MA 02110

                       This Page Intentionally Left Blank

                       This Page Intentionally Left Blank

Belair Capital Fund LLC
24 Federal Street
Boston, MA 02110


--------------------------------------------------------------------------------
This report must be preceded or accompanied by a current prospectus which contains more complete information on the Fund.
--------------------------------------------------------------------------------
                                                                     BLASCR 3/99